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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of
Antero Resources LLC:

        We consent to the use of our report dated March 15, 2013 incorporated by reference herein.

/s/ KPMG LLP

KPMG LLP
Denver, Colorado
October 9, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm